                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                Buffets, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                  BUFFETS, INC.
                          10260 VIKING DRIVE SUITE 100
                         EDEN PRAIRIE, MINNESOTA  55344

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                  MAY 14, 1996

To the Shareholders of Buffets, Inc.

     The annual meeting of shareholders of Buffets, Inc., a Minnesota corporation, will be held in accordance with the By-laws of the Company on Tuesday, May 14, 1996, at 9:00 a.m. at the Company's Old Country Buffet restaurant, 4808 Highway 101, Minnetonka, Minnesota, for the following purposes:

     1.   Electing a board of five directors for the ensuing year;

     2. Approving Deloitte & Touche LLP as independent auditors for the Company for the current fiscal year; and

     3. Transacting such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on March 18, 1996 will be entitled to notice of and to vote at the annual meeting.

     You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please mark, date and sign the enclosed proxy and return it promptly in the enclosed envelope. If you later desire to revoke your proxy, you may do so at any time before it is exercised.



                              BY ORDER OF THE BOARD OF DIRECTORS

                              /s/ Diane M. Hasbargen

                              Diane M. Hasbargen, Secretary

Eden Prairie, Minnesota
March 29, 1996

                                  BUFFETS, INC.
                          10260 VIKING DRIVE SUITE 100
                         EDEN PRAIRIE, MINNESOTA  55344

                                 PROXY STATEMENT

     The approximate date on which this proxy statement and the accompanying form of proxy are being first sent to shareholders is April 2, 1996.

                     SOLICITATION AND REVOCABILITY OF PROXY

     The enclosed proxy is solicited on behalf of the Board of Directors of Buffets, Inc., a Minnesota corporation, for use at the annual meeting of shareholders to be held May 14, 1996. The Company will bear the cost of preparing and mailing the proxy, proxy statement and any other material furnished to shareholders by the Company in connection with the annual meeting. Proxies will be solicited by use of the mails, and officers and employees of the Company may also solicit proxies by telephone or personal contact. Officers and employees of the Company will receive no special remuneration for any such solicitation activities. The Company will inquire of any record holders known to be brokers, dealers, banks or their nominees whether other persons are the beneficial owners of shares held in their names and, if so, will take steps necessary to supply copies of solicitation materials to such beneficial owners. All valid proxies will be voted at the annual meeting in accordance with the instructions set forth in the proxies.

     A shareholder executing a proxy may revoke it at any time before its exercise by filing with the Secretary of the Company, before or at the meeting, a written instrument of revocation or a duly executed proxy bearing a later date.

     The Common Stock of the Company, par value $.01 per share, is the only authorized and outstanding voting security of the Company. Only those holders of the Company's Common Stock whose names appear of record on the Company's books at the close of business on March 18, 1996 will be entitled to notice of and to vote at the annual meeting. At the close of business on March 18, 1996, there were 31,302,360 shares of Common Stock outstanding, each entitled to one vote per share. Holders of Common Stock do not have cumulative voting rights.

     The Annual Report of the Company, including financial statements, for the year ended January 3, 1996 is being furnished to each shareholder with this proxy statement.

                    ITEM 1:  NUMBER AND ELECTION OF DIRECTORS

GENERAL

     The By-laws of the Company provide that at each annual meeting the shareholders shall determine the number of directors to constitute the Board of Directors and shall elect such directors. Each director elected serves until the next annual meeting of shareholders and until his or her successor is elected and qualified.

NOMINEES

     The Board of Directors recommends that the shareholders set the number of directors at five and that the nominees named below be elected as directors of the Company for the ensuing year. It is intended that the persons named as proxies in the enclosed form of proxy will vote the proxies received by them for the election as directors of the nominees named in the table below except as specifically directed otherwise. Each nominee has indicated a willingness to serve, but in case any nominee is not a candidate at the annual meeting, for reasons not now known to the Company, the proxies named in the enclosed form of proxy may vote for a substitute nominee in their discretion. Information regarding these nominees is set forth in the table below.

                                         PRINCIPAL OCCUPATION AND BUSINESS
NAME  (AGE)           DIRECTOR SINCE     EXPERIENCE FOR LAST FIVE YEARS
--------------------------------------------------------------------------------
Roe H. Hatlen (52)          1983         Founder of the Company; Chairman and
                                         CEO of the Company since 1983;
                                         President of the Company from May
                                         1989 to September 1992; Director of
                                         Pet Food Warehouse, Inc. since
                                         November 1993(1)

Raymond A. Lipkin (53)      1984         Owner of Lipkin Capital Management,
                                         Inc.; managing general partner of a
                                         number of investment partnerships from
                                         1979 through 1993; Director of  CAMAX
                                         Manufacturing Technologies, Inc. since
                                         April 1994, and Chairman of the Board
                                         of that company since June 1994(2)

Alan S. McDowell (57)       1984         Private investor since 1983; Director
                                         of Chart House Enterprises, Inc. and
                                         AGCO Corporation (3)

David Michael Winton (67)   1990         Managing Partner, Winton Partners and
                                         Parsnip River Company since early
                                         1980s(4)

Walter R. Barry, Jr. (62)   1995         Private investor since 1985; Executive
                                         Vice President of General Mills Inc.
                                         from June 1979 to December 1986;
                                         Director of Interactive Technologies
                                         Inc. since May, 1995 (5)

__________________________
(1) Pet Food Warehouse, Inc. is a publicly held operator of warehouse superstores selling pet food, supplies and services.
(2) Lipkin Capital Management, Inc. is a registered investment advisor. CAMAX Manufacturing Technologies, Inc. is a manufacturer of CAD/CAM computer software.
(3) Chart House Enterprises, Inc. is a publicly held company that principally operates Chart House restaurants and Islands restaurants; AGCO Corporation is a publicly held farm equipment manufacturer and distributor.
(4)  Winton Partners and Parsnip River Company are investment partnerships.
(5) General Mills Inc. markets consumer foods and operates full-service restaurants. Interactive Technologies Inc. designs, markets and manufactures wireless security systems, access-control systems and monitoring equipment.

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or by proxy and entitled to vote at the annual meeting is required for the election of each nominee. For this purpose, a shareholder (including a broker) who does not give a proxy authority to vote, or withholds authority to vote with respect to the election of directors, shall not be considered present and entitled to vote on such election. If a shareholder does not otherwise direct, the shares represented by the proxy solicited hereby will be voted in favor of each of the above-named nominees.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.


     CERTAIN INFORMATION REGARDING THE BOARD OF DIRECTORS OF THE COMPANY

     During fiscal 1995, the Board of Directors of the Company met five times and otherwise conducted business by written action. During this period each director attended 75% or more of the aggregate of the total number of Board meetings and total number of meetings held by all committees of the Board on which he served. Board members who are not also officers or employees of the Company receive a fee of $1,000 for each regular meeting attended, $500 for each special meeting attended and a $2,000 quarterly fee. In addition, Board members are reimbursed for travel expenses incurred in connection with Board and committee meetings.

     The Board of Directors has established an Audit Committee consisting of Messrs. Lipkin, McDowell, Winton and Erickson (who is not standing for re-election as a director at the annual meeting) during fiscal 1995. The principal functions of the Audit Committee are to (i) recommend to the Board of Directors the independent public accountants to act as the Company's independent auditors;
(ii) discuss with representatives of management and the independent auditors the scope and procedures used in auditing the records of the Company; and (iii) review the financial statements of the Company. The Audit Committee met once during fiscal 1995. Audit Committee members receive a fee of $500 for each special meeting attended.

     The Company also has a Compensation and Stock Option Committee (the "Compensation Committee") consisting of Messrs. Lipkin, McDowell, Winton and Erickson, four of the five non-employee directors of the Company during fiscal 1995. The principal functions of the Compensation Committee are to review and recommend compensation for executive personnel and to administer the Company's stock option plans. The Compensation Committee met four times during fiscal 1995 and otherwise conducted business by written action. Compensation Committee members receive a fee of $500 for each special meeting attended.

     The Company has no nominating committee.

     The Company also granted nonqualified stock options to purchase 10,000 shares of Common Stock of the Company at an exercise price of $10.50 per share (the fair market value on the date of grant) to Walter R. Barry in connection with his appointment as a new director of the Company. Options to purchase 5,000 shares were immediately exercisable on the date of grant and the remaining options become exercisable in 1,000 share increments in each of October 1996, 1997, 1998, 1999 and 2000. The options expire on October 31, 2005.

                       COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

GENERAL

     The Compensation Committee establishes the general compensation policies of the Company and specific compensation for each executive officer of the Company, and administers the Company's stock option plans. The Compensation Committee attempts to structure the compensation packages of the executive officers of the Company to attract and retain persons of exceptional quality and to include effective incentives to motivate Company executives to continue the success and growth of the Company.

     The Company's executive compensation packages, the terms of which generally are established early each year, consist of three principal components: (1) base salaries, (2) cash bonuses and (3) stock options. The Compensation Committee's basic compensation philosophy is that a significant portion of each executive officer's compensation should be tied directly to the Company's fortunes, and it accordingly provides cash bonuses tied to net pre-tax profits that approach and frequently exceed each such officer's annual base compensation, and stock options with significant long-term appreciation potential.

BASE SALARIES AND CASH BONUSES

     In order to set the base salary and bonus formula for each executive officer, including the Chairman, the Compensation Committee reviews the financial performance of the Company over the most recently completed fiscal year (principally revenues, net income and return on equity), the responsibilities and performance of each individual officer and the compensation levels of personnel with similar responsibilities at other comparable companies within the restaurant industry. Apart from the factors described in the preceding sentence and the comparative measure of compensation further described below, members of the Compensation Committee also take into account various other factors considered by them to be relevant in evaluating the performance and appropriate compensation of each individual officer (principally the rate of operating management turnover, the number and cost of new restaurants opened during the preceding fiscal year, the performance of both those restaurants and older restaurants, the level of various categories of expenses and the general effectiveness of asset utilization). All factors are evaluated subjectively in the sense that the Compensation Committee does not attempt as part of its deliberations to rigorously weight, quantify or otherwise relate them to specific levels of compensation. The Compensation Committee believes that the inherent flexibility and administrative simplicity of this approach outweigh the benefits of a more elaborate quantitative approach.

     During early 1994, the Chairman prepared and the Committee reviewed a comparative analysis of cash and stock compensation paid to the five highest paid executive officers by a peer group consisting of 17 publicly held restaurant companies. This compensation peer group was chosen to provide a broadly representative cross-section of compensation practices in the restaurant industry without regard to whether the included companies were also included in the S&P Restaurant index, which is the peer group index included in the Performance Graph contained elsewhere herein. (This analysis has not been updated subsequent to its preparation in early 1994). Based in part upon the results of such analyses, which showed that the Company ranked substantially below average of the peer group on the basis of aggregate total cash compensation as a percentage of net income, the Compensation Committee in early 1994 raised the base salary of the Chairman by 36% for 1994 and the base salaries of all its executive officers, including the Chairman, by an average of 16% for 1994.

     In late 1994 and early 1995, in response to certain disappointing trends in the Company's operations and the unexpected death of a member of the Company's management team, the Board of Directors of the Company implemented certain structural changes to and a reduction in the overall number of the Company's executive officers. Recognizing the increased responsibilities of the Company's Executive Vice Presidents due to the reorganization, the Committee increased the base salary of the Company's three Executive Vice Presidents by an average of 30% beginning in December, 1994. The Chairman's base compensation has not been increased since the increase that occurred in early 1994.

     The Compensation Committee establishes the formulas for cash bonuses to be paid to each executive officer of the Company, including the Chairman, at the same time it determines base salaries. Each executive officer's cash bonus is computed as a percentage of the Company's net pre-tax profits. The Compensation Committee selects a percentage for each executive officer intended to result in bonus compensation which, if the Company meets profit objectives, will constitute a substantial portion of such officer's total cash compensation for the year. These percentages historically have not been adjusted frequently, and they were not changed for 1995 (except in the case of promotion). Rather, as the Company has become larger and more profitable, the size of each executive officer's bonus has increased.

     The Compensation Committee selects higher percentages for more senior executive officers, in part to reflect higher base salaries, but also to ensure that a greater portion of such officers' total cash compensation is exposed to the risk of Company performance. Accordingly, in 1995, the cash bonus paid to the Chairman represented approximately 59% of his total 1995 cash compensation, and the aggregate bonuses paid to all of the executive officers of the Company as a group, including the Chairman, represented approximately 54% of the group's total 1995 cash compensation.

STOCK OPTION PROGRAM

     The Compensation Committee believes that compensation through the Company's stock option program, which provides the opportunity for stock ownership (and significant long-term appreciation in value), should represent the most significant component of executive officer compensation. The Compensation Committee believes that the use of such a stock option program is the most effective means to align the long-term interests of its executive officers with those of the Company's shareholders.

     The Company's stock option plans authorize the Compensation Committee to award key employees, including the Chairman and the other executive officers, options to purchase Common Stock of the Company. The option plans provide the Compensation Committee with broad discretion to determine the recipients of such awards and the terms of the options awarded. The Compensation Committee has exercised such discretion in implementing a program of annual stock option grants to Company employees. The annual grant program, which has been in place for the past four years, consists of annual grants of specified numbers of options to employees in specified job positions, ranging from 500 for restaurant level and certain administrative employees to 15,000 for the Chairman, 10,000 for each Executive Vice President, and 5,000 for each Vice President of the Company. The Compensation Committee has established the number of options to be granted to each executive employee after considering the same factors considered in setting base salary and bonuses, as well as additional factors such as the number of options available under the Company's stock option plans and the historical performance of the Company's stock. The number established for various levels of executive employees generally increases with their authority and responsibility for Company affairs. Grants are made at the time a person first qualifies for options under the program (for example, when promoted to a new position) and then again annually in each succeeding year. Employees may receive two option grants in any fiscal year in which they have been promoted. The annual grant program is subject to change from time to time by the Compensation Committee.

     In addition to the annual grant program, the Compensation Committee has made in the past, and may make in the future, further stock option grants to employees, including executive officers. In connection with the management reorganization that occurred in late 1994, the Compensation Committee made additional option grants, for the expanded responsibilty of the Company's newly appointed Executive Vice Presidents, in the following amounts: Mr. White--30,000 shares; Mr. Grant--15,000 shares; and Ms. Rostollan--20,000 shares. Additional information about stock option awards made to the executive officers of the Company is set forth in the tables below.

     The Compensation Committee believes that its approach to compensation, as represented by the different components of each executive's compensation package, and the resulting levels of compensation paid to the Company's executive officers continues to be appropriate.

OTHER ANNUAL COMPENSATION

     The Company also provides certain executive officers (including the Chairman) with automobile allowances and pays certain travel expenses. In addition, the Company occasionally defrays moving expenses of executive officers (as well as other management employees) when such a move is made at the Company's request. The Compensation Committee considers such payments, which are administered by the Company, to be incidental to the primary compensation objectives described above, and the amounts of such payments are for the most part unrelated to Company performance. Such payments to the Chairman amounted to an aggregate of $3,276 in fiscal 1995.


POLICY AS TO NONDEDUCTIBLE COMPENSATION

     Internal Revenue Code Section 162(m) limits the deductibility of compensation over $1,000,000 paid by a company to an executive officer. Other than limiting the maximum number of shares that may be awarded to any employee under the 1995 Stock Option Plan in any calender year to 100,000 shares, the Compensation Committee currently does not have a policy with respect to Section 162(m) because it is unlikely that such limit will apply to compensation paid by the Company to any of the Company's executive officers for at least the current year.


                                   Raymond A. Lipkin
                                   Alan S. McDowell
                                   Keith H. Erickson
                                   David Michael Winton

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and each of the other three highest paid executive officers of the Company at the end of fiscal 1995. Amounts shown indicate compensation paid for service to the Company in all capacities.


                      SUMMARY COMPENSATION TABLE
-----------------------------------------------------------------------
                                                          LONG TERM
                                        ANNUAL           COMPENSATION
                                      COMPENSATION          AWARDS
                                    ----------------   -----------------
NAME AND PRINCIPAL                                     SHARES UNDERLYING
POSITION[S]                 YEAR    SALARY(2)  BONUS     OPTIONS(#)(1)
-----------------------     ----    ------     -----     -------------

Roe H. Hatlen, Chairman     1995    152,885   219,605       15,000
 of the Board and Chief     1994    140,615   194,585       15,000
 Executive Officer          1993    110,000   172,658       75,000

Rick H. White, Executive    1995    101,923    87,842       40,000
 Vice President of          1994     73,846    77,833       10,000
 Operations(3)              1993     65,000    69,063       33,000

Clark C. Grant, Executive   1995     81,538    87,842       25,000
 Vice President of          1994     63,827    77,833        5,000
 Finance and                1993     60,000    66,060       25,000
 Administration(4)

Jean C. Rostollan,          1995     81,538    87,842       30,000
 Executive Vice President   1994     58,827    68,104        5,000
 of Development &           1993     51,300    57,803       25,000
 Purchasing (5)

_________________________________

(1)  Adjusted to reflect a two-for-one stock split effected in May 1993.

(2)  1995 base salaries are for a 53 week fiscal year.

(3) Position held since December 1994. From September 1992 to December 1994 Mr. White served as a Vice President of Operations.

(4) Position held since December 1994. From January 1991 to December 1994 Mr. Grant served as Vice President of Finance.

(5) Position held since December 1994. From September 1992 to December 1994 Ms. Rostollan served as Vice President of Purchasing and Distribution.

OPTIONS GRANTED IN FISCAL 1995

     The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options granted during the fiscal year ended January 3, 1996.

                            OPTION  GRANTS  IN   LAST  FISCAL YEAR
--------------------------------------------------------------------------------------------------------------
                                                                                          POTENTIAL REALIZABLE
                             INDIVIDUAL GRANTS                                            VALUE AT ASSUMED
---------------------------------------------------------------------------------          ANNUAL RATES OF
                         NUMBER OF      PERCENT OF                                           STOCK PRICE
                           SHARES      TOTAL OPTIONS                                      APPRECIATION FOR
                        UNDERLYING      GRANTED TO        EXERCISE                         OPTION TERM(1)
                          OPTIONS      EMPLOYEES IN         PRICE      EXPIRATION     ------------------------
   NAME                   GRANTED       FISCAL YEAR        ($/SH)         DATE          5% ($)        10% ($)
---------------         ----------     -------------     ----------    ----------     ----------    ----------

Roe H. Hatlen              15,000           2.19%          $ 9.3125      4/04/05       $ 87,849       $222,626

Rick H. White              40,000           5.85            10.7500      2/20/05        270,425        685,309

Clark C. Grant             25,000           3.65            10.7500      2/20/05        169,015        428,318

Jean C. Rostollan          30,000           4.38            10.7500      2/20/05        202,819        513,982

______________________________

(1) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price.

     These options were granted under the Company's 1985 or 1988 Stock Option Plan as discussed in "Compensation Committee Report on Executive Compensation--Stock Option Program" set forth above. Such options have ten year terms, have exercise prices per share equal to fair market value, as determined under the Plan, of a share of Common Stock on the date of grant, and are exercisable in 20% increments on the five anniversary dates after the date of grant. Such options are exercisable only while the named executive is an employee of the Company or, if such officer has been continuously employed by the Company (or a parent or subsidiary thereof) for at least twelve full calendar months following the grant of the option, during a limited period after cessation of such officer's employment (and then only to the extent such options were exercisable immediately prior to such cessation), the duration of which period ranges from three months to one year depending on the timing of and reason for such cessation. Such options expire when they cease to become exercisable. Such options are automatically accelerated (and become exercisable in full) in the event of a friendly or hostile "change in control" of the Company. A "change in control" will result if certain changes in the Board of Directors, certain concentrations of voting power or certain mergers, sales of corporate assets or similar transactions occur. The grants to each named executive are conditioned upon such officer agreeing not to compete with the Company during such officer's employment and for a period of two years thereafter.

ADDITIONAL INFORMATION ABOUT OPTIONS

     The following table sets forth, as to each executive officer named in the Summary Compensation Table, certain information with respect to stock options exercised during the last fiscal year and unexercised options held as of the end of the fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER OF SHARES
                                                    UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                       OPTIONS AT FISCAL         IN-THE-MONEY OPTIONS AT
                      SHARES                             YEAR-END (#)              FISCAL YEAR-END (1)
                     ACQUIRED        VALUE       ----------------------------   ---------------------------
                       ON         REALIZED (2)
   NAME            EXERCISE (#)       ($)        EXERCISABLE    UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------     ------------   ------------   -----------    -------------   -----------   -------------

Roe H. Hatlen               0              0       366,000         144,000        $974,063       $142,500

Rick H. White           7,950        $37,281        39,450          65,100          42,203        118,606

Clark C. Grant              0              0        48,500          39,000         180,719         66,250

Jean C. Rostollan           0              0        65,028          43,000         307,248         79,500

____________________________

(1)  Market value of underlying securities at year-end minus the exercise price.

(2) Market value of underlying securities on date of exercise minus the exercise price.

                                PERFORMANCE GRAPH

     The graph below compares the cumulative total shareholder return, assuming the reinvestment of all dividends, on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Restaurant Index for the same periods.

[GRAPH]

                                  FISCAL YEAR

                 1990       1991        1992        1993        1994       1995
                 ----       ----        ----        ----        ----       ----

S&P 500 INDEX     $100    $130.47     $140.41     $154.56     $156.60    $215.45
BUFFETS, INC.      100     261.22      268.36      420.41      161.22     224.49
RESTAURANTS        100     134.86      172.77      201.69      201.06     301.56

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

SUMMARY OF OWNERSHIP

     The following table shows ownership of the Common Stock of the Company as of March 1, 1996 (unless otherwise indicated), by each person who, to the knowledge of the Company, owned beneficially more than five percent of such stock, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Shares are held directly with sole investment and voting power unless otherwise indicated.


NAME AND ADDRESS OF INDIVIDUAL                                       APPROXIMATE
OR IDENTITY OF GROUP               NUMBER OF SHARES                    PERCENT

Roe H. Hatlen                        1,584,166 (1)                       5.0%
 10260 Viking Drive
 Eden Prairie, MN  55344

Rick H. White                           53,410 (2)                         *

Clark C. Grant                          72,966 (3)                         *

Jean C. Rostollan                       79,838 (4)                         *

Raymond A. Lipkin                       20,300 (5)                         *

Alan S. McDowell                       255,680 (6)                         *

Keith H. Erickson                      457,302                            1.5

David Michael Winton                 1,291,641 (7)                        4.1

Walter R. Barry, Jr.                    25,124 (8)                         *

General American                     1,653,550 (9)                        5.3
  Investors Company, Inc.
  450 Lexington Avenue
  New York, NY 10017

Massachusetts Financial              2,050,910 (10)                       6.5
  Services Company
  500 Boylston Street
  Boston, MA 02116

All directors and                    3,880,751 (1)(2)(3)(4)(5)           12.2%
  executive officers                           (6)(7)(8)(11)
  as a group (12 persons)

________________________________
*  Less than one percent.


                          (Footnotes on following page)

(1) Includes 132,026 shares owned of record by members of Mr. Hatlen's family sharing his household and 122,244 shares owned of record by Mr. Hatlen's wife as trustee for their children, as to all of which Mr. Hatlen disclaims beneficial ownership, and 71,000 shares owned of record by the Hatlen Foundation (of which Mr. Hatlen is an officer) and 387,000 shares subject to stock options exercisable within 60 days.

(2) Includes 10 shares owned by Mr. White's wife, as to which Mr. White disclaims beneficial ownership, and 45,450 shares subject to stock options exercisable within 60 days.

(3) Includes 10 shares owned by Mr. Grant's wife, as to which Mr. Grant disclaims beneficial ownership, 5,850 shares owned of record by Mr. Grant as custodian for his children and 52,500 shares subject to stock options exercisable within 60 days.

(4) Includes 10 shares owned by Ms. Rostollan's husband and 69,028 shares subject to stock options exercisable within 60 days.

(5) Includes 300 shares owned of record by Mr. Lipkin as custodian for his daughter.

(6) Includes 19,680 shares owned of record by Mr. McDowell's daughter and son and 17,000 shares owned of record by the McDowell Foundation (of which Mr. McDowell is an officer), as to all of which Mr. McDowell disclaims beneficial ownership.

(7) Includes 1,251,874 shares over which Mr. Winton shares both voting and investment discretion as a general partner of Parsnip River Company, and 39,083 shares over which Mr. Winton shares voting and investment power as trustee of certain trusts for the benefit of his children.

(8)  Includes 5,000 shares subject to stock options exercisable within 60 days.

(9) General American Investors Company, Inc., and its wholly-owned subsidiary, General American Advisors, Inc., are considered benefical owners in the aggregate of 1,653,550 shares, with sole power to vote 1,371,800 of such shares, shared power to vote 198,659 of such shares, sole power to dispose of 1,454,891 of such shares and shared power to dispose of 198,659 of such shares. The information relating to the share ownership of General American Investors Company, Inc. and General American Advisors, Inc. has been derived from the Schedule 13G dated February 9, 1996 filed by General American Investors Company, Inc. on behalf of itself and General American Advisors, Inc. with the Securities and Exchange Commission. The number of shares owned by General American Investors Company, Inc. and General American Advisors, Inc. is stated as of December 31, 1995.

(10) Massachusetts Financial Services Company has sole power to vote 2,021,510 of such shares and sole power to dispose of all of such shares. The information relating to the share ownership of Massachusetts Financial Services Company has been derived from the Schedule 13G dated February 12, 1996 filed by Massachusetts Financial Services Company with the Securities and Exchange Commission. The number of shares owned by Massachusetts Financial Services Company is stated as of December 31, 1995.

(11) Includes an aggregate of 597,852 shares subject to stock options held by all executive officers, which options are exercisable within 60 days.

BENEFICIAL OWNERSHIP REPORTING

     Section 16(a) of the Securities Exchange Act of 1934 requires the
Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file periodic reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely on its review of the copies of such reports received by it and of written representations from certain reporting persons regarding filings required to be made by such persons, the Company believes that all persons required under
Section 16(a) to file beneficial ownership reports with respect to the Company's Common Stock during the fiscal year ended January 3, 1996 or prior years complied with all such reporting requirements except as follows: Rick H. White, an officer of the Company, reported a transaction occuring in October 1995 in a report covering the month of November 1995.



                         ITEM 2:  SELECTION OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP as independent auditors of the Company for the year ending January 1, 1997, it being intended that such appointment would be presented for ratification by the shareholders. Deloitte & Touche LLP has audited the financial statements of the Company for the fiscal year ended January 3, 1996. Deloitte & Touche LLP will have representatives at the meeting who will have an opportunity to make a statement and will be available to respond to appropriate questions.

     In the event the shareholders do not ratify the appointment of Deloitte & Touche LLP, the selection of other independent auditors will be considered by the Board of Directors.


          THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP.

                              CERTAIN TRANSACTIONS

     In 1995, the Company committed to make charitable contributions aggregating $250,000 to Minnesota Life College, a Minnesota nonprofit corporation. Of this sum, $30,000 was paid to Minnesota Life College in 1995, with the remainder expected to be paid in 1996, although the entire amount was expensed in 1995. Minnesota Life College is organized and operated to help young adults with learning disabilities make the transition to independent living. Roe H. Hatlen, the Chairman and Chief Executive Officer of the Company, is a founder and a director of Minnesota Life College; his wife, Beverly T. Hatlen, is a founder and Chair of the Board; Marguerite C. Nesset, the Vice President of Accounting and Controller of the Company, is the Treasurer and a director. The Company is entitled to appoint two directors of Minnesota Life College. The directors currently appointed by the Company are Mr. Hatlen and Ms. Nesset.


                     SHAREHOLDER PROPOSALS AND OTHER MATTERS

     All shareholder proposals to be presented at the next annual meeting of the Company and to be included in the Company's proxy statement and form of proxy must be received by the Company no later than December 3, 1996. The Company suggests that all such proposals be sent to the Company by certified mail return receipt requested.

     Please mark, sign, date and return promptly the enclosed proxy provided. The signing of a proxy will not prevent you from attending the meeting in person.


                                                BY ORDER OF THE BOARD OF
                                                DIRECTORS

                                                /s/ Diane M. Hasbargen

                                                Diane M. Hasbargen, Secretary


Dated:  March 29, 1996.

                                  BUFFETS, INC.
                 PROXY SOLICITED ON BEHALF OF BOARD OF DIRECTORS

     The undersigned hereby appoints Clark C. Grant and Diane M. Hasbargen, and each of them, with full power of substitution, as proxies to vote on behalf of the undersigned all shares which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the Old Country Buffet restaurant, 4808 Highway 101, Minnetonka, Minnesota at 9:00 a.m. on Tuesday, May 14, 1996, and at any adjournments thereof, with all powers the undersigned would possess if personally present, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, as directed on the reverse side hereof.

     Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Receipt of the Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

               (To be Completed, Signed and Dated on Reverse Side)

--------------------------------------------------------------------------------

/x/  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

               FOR  WITHHOLD  The Board of Directors shall                                                    FOR  AGAINST   ABSTAIN
1. ELECTION    / /    / /     consist of five members.           2. Approving Deloitte & Touche LLP as        / /    / /       / /
   OF                         NOMINEES: Roe H. Hatlen               independent auditors for the current
   DIRECTORS                            Raymond A. Lipkin           fiscal year.
(Instruction:  To withhold              Alan S. McDowell
authority to vote for any               D. Michael Winton        3. Transaction of such other business as may properly come before
individual nominee, write               Walter R. Barry, Jr.        the meeting and any adjournments thereof.
that nominee's name below)

----------------------------

                                                            NOTE:  THIS PROXY WILL BE VOTED AS SPECIFIED.  IF NO SPECIFICATION IS
                                                            MADE, IT WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1, AND FOR PROPOSAL
                                                            2.  THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION WITH RESPECT
                                                            TO OTHER MATTERS WHICH MAY COME BEFORE THE MEETING.

SIGNATURE___________________________________  DATE________________  SIGNATURE__________________________________ DATE________________
                                                                                (SIGNATURE IF HELD JOINTLY)
NOTE:  Please mark, date and sign exactly as name appears hereon, including designation as executor, trustee, etc. if applicable.  A corporation must sign in its name by the President or other authorized officer.  All co-owners must sign.  PLEASE RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED ENVELOPE.